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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant /  /

    Check the appropriate box:

    / /     Preliminary Proxy Statement
    / /     CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
            14a-6(e)(2))
    / /     Definitive Proxy Statement
    /X/     Definitive Additional Materials
    / /     Soliciting Material Pursuant to Section 240.14a-12

                     ---------------------------------------
                  TS&W / CLAYMORE TAX-ADVANTAGED BALANCED FUND
                     ---------------------------------------
               (Names of Registrant As Specified in its Charters)

Payment of Filing Fee (Check the appropriate box):

/X/         No Fee Required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2) Aggregate number of securities to which transaction applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            (4) Proposed maximum aggregate value of transaction:

            (5) Total fee paid:

/ /         Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1) Amount Previously Paid:

            (2) Form, Schedule or Registration Statement No.:

            (3) Filing Party:

            (4) Date Filed:

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                             [CLAYMORE LETTERHEAD]



                                                                   July 26, 2006

Dear Shareholder:

The annual meeting of shareholders (the "Annual Meeting") of TS&W / Claymore Tax-Advantaged Balanced Fund (the "Fund") held on July 18, 2006 has been adjourned until Wednesday, August 16, 2006 at 11:30 a.m., Central Daylight Time, to give preferred shareholders additional time to vote their shares to elect L. Kent Moore as a Class II Trustee to serve until the Fund's 2009 annual meeting of Shareholders or until a successor has been elected and qualified. The adjourned Annual Meeting will be held at the offices of Claymore Advisors, LLC, 2455 Corporate West Drive, Lisle, Illinois 60532.


YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN!


In order for your shares to be voted, YOU MUST PROVIDE SPECIFIC INSTRUCTIONS TO YOUR BROKER. Please take a moment to sign, date and return the enclosed voting instruction form ("VIF") in the pre-paid postage envelope or vote your shares by internet or telephone by following the instructions on the VIF. The Fund's Board of Trustees unanimously recommends that you vote FOR the proposal as more fully described in the proxy materials.


If you have any questions or need assistance with voting your shares, please call Georgeson Shareholder, the Fund's proxy solicitor, toll-free at 866-695-6070 or Claymore Advisors, LLC, the Fund's investment adviser, toll-free at 866-882-0688. Reminder mailings are costly to the Fund, so we ask for your prompt attention to this matter.


/s/ Nicholas Dalmaso

Nicholas Dalmaso, Chief Legal and Executive Officer
TS&W / Claymore Tax-Advantaged Balanced Fund